Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-107683, No. 333-61503 and No. 33-61612) pertaining to the Sport Chalet, Inc. Employee Retirement Savings Plan and the Sport Chalet, Inc. 1992 Incentive Award Plan of our report dated May 21, 2004, except for Note 2 as to which the date is May 19, 2005, with respect to the financial statements and schedule of Sport Chalet, Inc. for the years ended March 31, 2004 and 2003 included in the Annual Report (Form 10-K) for the year ended March 31, 2005.

                                                                                                                /s/ Ernst & Young LLP

Los Angeles, California
June 28, 2005

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